UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 16, 2004



SURETY CAPITAL CORPORATION
(Exact name of registrant as specified in its charter)


Delaware
001-12818
72-2065607

(State of Incorporation)
(Commission File Number)
(IRS Employer Identification No)



1501 Summit Avenue, Fort Worth, Texas 76102
(Address of principal executive offices)

Registrant's telephone number, including area code:(817) 335-5955


Not Applicable
(Former name or former address, if changed since last report.)


Item 5.	Other Events and Regulation FD Disclosure.

Effective on January 16, 2004, Surety Capital Corporation's (the Company) wholly owned subsidiary, Surety Bank, N.A. (the Bank), completed the sale of four (4) branches located at 600 Pat Booker Road, Universal City,
Texas; 9154 FM 78, Converse, Texas; 1012 IH 35 S, New Braunfels, Texas; and 426 Wolfe Street, San Antonio, Texas (the Branches) pursuant to a Branch Purchase and Assumption Agreement entered into with W. Marvin Rush, as Agent for the organizers of Texstar Bank (Texstar) on October 31, 2003.
In the transaction, Texstar assumed certain deposits and other liabilities and purchased certain assets of the Branches.


Item 7.  Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.
Not Applicable.

(b)	Pro Forma Financial Information.
Not Applicable.

(c)	Exhibits.
The Branch Purchase and Assumption Agreement was filed as Exhibit 99.2 to the Current Report on Form 8-K filed on November 18, 2003.



Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


SURETY CAPITAL CORPORATION

By: 	 /s/ Richard N. Abrams		Chairman

Date:  January 28, 2004